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                                                                      EXHIBIT 99
[MIDDLEFIELD BANC CORP LOGO]


15985 East High Street
P. O. Box 35
Middlefield, Ohio 44062
Phone:  440/632-1666   FAX:  440/632-1700
www.middlefieldbank.com


PRESS RELEASE


Contact:  James R. Heslop, 2nd
          Executive Vice President/Chief Operating Officer
          (440) 632-1666 Ext. 3219
          jheslop@middlefieldbank.com


FOR IMMEDIATE RELEASE

             MIDDLEFIELD BANC CORP. REPORTS FIRST QUARTER NET INCOME

MIDDLEFIELD, OHIO, April 16, 2004 Middlefield Banc Corp. (Pink Sheets: MBCN) today reported first quarter net income of $685,000, or $0.56 per diluted share, compared to $653,000, or $0.53 per diluted share, in the first quarter of 2003.

Middlefield Banc Corp.'s first quarter 2004 results reflect a return on average assets (ROA) of 1.02% and a return on average equity (ROE) of 11.46%. The company's first quarter 2004 operating revenue, consisting of net interest income on a taxable equivalent basis and non-interest income, totaled $4,195,000, representing an increase of 8.54% from $3,865,000 during the same period a year ago.

"Our first quarter results represent a strong start to the year," said Thomas G. Caldwell, President and Chief Executive Officer of Middlefield Banc Corp. "The performance of our organization during the first three months of this year were driven by solid revenue and loan growth, as well as excellent credit quality."

Total assets at the end of the quarter were $273,509,000, which is an increase of 13.92% from March 31, 2003. From the comparable year ago quarter-end, loans were up 12.62%, while deposits increased 17.35%. Shareholders equity at March 31, 2004 was $24,340,000, an increase of 10.49% from the 2003 first quarter-end.

As of March 31, 2004, the allowance for loan losses totaled $2,545,000, or 1.26% of total loans and 334.43% of non-performing loans. This compares to 1.33% and 297.44%, respectively, as of March 31, 2003. Annualized net charge-offs were 0.01% of average


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loans as of March 31, 2004, compared with 0.04% as of March 31, 2003.
Non-performing loans as a percentage of total loans were 0.38% for both reporting periods.

Net interest income on a tax equivalent basis was $2,416,000 for the first quarter of 2004, an increase of 13.08% from $2,136,000 the same period a year ago. The net interest margin for the quarter ended March 31, 2004, was 4.00% compared with 4.02% for the quarter ended March 31, 2003. The continued pressure on the interest margin was the result of the continuation of the historically low interest rate environment. This was further evidenced by a decline in the yield on earning assets to 6.15% for the first quarter of 2004 from the 6.58% recorded during the comparable year ago period.

Non-interest income was $396,000 for the first three months of 2004. This is an increase of 43.18% from 2003's $277,000. This increase is attributable to the company's purchase of bank owned life insurance at the end of March 2003, as well as increased fees on deposit accounts.

Non-interest expense for the 2004 first quarter was $1,781,000, up 30.44% from the $1,365,000 recorded in the first quarter of 2003. $274,000 of this increase of $416,000 was in employee compensation and benefit expense. This was the result of increased staffing, higher payroll and health insurance costs, and additional pay periods within the quarter. Reflected within the increased staffing costs, as well as increased occupancy and other costs, is the operation of the bank's Orwell office, which opened in April 2003.

During the first quarter, Middlefield Banc Corp. declared a quarterly cash dividend of $0.21 per share on its common stock. The cash dividend was paid on March 15, 2004, to all Middlefield Banc Corp. common stock holders of record as of February 25, 2004.

The company has also announced that it has set Wednesday, May 12, 2004, as the date for its Annual Meeting of Shareholders. The meeting will be held at 1:00 p.m. at Grandview Inn, 13404 Old State Road, Middlefield, Ohio, 44062. The record date for determining shareholders entitled to vote at the annual meeting was March 24, 2004.

Middlefield Banc Corp. and The Middlefield Banking Company are headquartered in Middlefield, Ohio. With assets in excess of $270 million, the bank operates full service banking centers and a UVEST Financial Services(R) brokerage office serving Chardon, Garrettsville, Mantua, Middlefield, and Orwell, Ohio.

THIS ANNOUNCEMENT CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISK AND UNCERTAINTIES, INCLUDING CHANGES IN GENERAL ECONOMIC AND FINANCIAL MARKET CONDITIONS AND THE COMPANY'S ABILITY TO EXECUTE ITS BUSINESS PLANS. ALTHOUGH MANAGEMENT BELIEVES THE EXPECTATIONS REFLECTED IN SUCH STATEMENTS ARE REASONABLE, ACTUAL RESULTS MAY DIFFER MATERIALLY.


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MIDDLEFIELD BANC CORP.
SELECTED CONSOLIDATED FINANCIAL INFORMATION


                                              FOR THE THREE MONTHS ENDED MARCH 31,
                                        ---------------------------------------------
                                            2004             2003       % CHANGE
                                        ---------------------------------------------
EARNINGS (IN 000S)
   Total interest income                   $    3,799     $    3,588         5.88%
   Total interest expense                       1,383          1,451        -4.69%
   Net interest income                          2,416          2,136        13.08%
   Provision for loan losses                       30            105       -71.43%
   Net interest income after
      provision for loan losses                 2,386          2,031        17.45%
   Total noninterest income                       396            277        43.18%
   Total noninterest expense                    1,781          1,365        30.44%
   Income before income taxes                   1,001            943         6.19%
   Federal Income Taxes                           316            290         8.99%
   Net income                                     685            653         4.98%

PER SHARE (1)

   Earnings per common share - Basic       $     0.56     $     0.53         5.66%
   Earnings per common share - Diluted           0.56           0.53         5.66%
   Cash Dividends Paid                            257            231        11.26%
   Book value (end of period)                   19.88          18.15         9.51%

SHARES OUTSTANDING
   Average - Basic                          1,224,453      1,214,251
   Average - Diluted                        1,231,269      1,216,402
   Actual (end of period)                   2,455,722      2,430,653


                                                    FOR THE THREE MONTHS ENDED MARCH 31,
                                           ---------------------------------------------------
                                                  2004                2003        % CHANGE
                                           ---------------------------------------------------
KEY PERFORMANCE RATIOS
   Return on average assets                       1.02%               1.12%        -8.66%
   Return on average equity                      11.46%              11.93%        -3.95%
   Net interest margin                            4.00%               4.02%        -0.37%
   Yield on earning assets                        6.15%               6.58%        -6.53%
   Efficiency ratio                              63.33%              56.68%        11.73%
   Net charge-offs to average loans
      (actual for the period)                     0.00%               0.01%       -65.75%
   Net charge-offs to average loans
      (annualized)                                0.01%               0.04%       -65.75%


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
   Total allowance for loan losses
      to nonperforming loans                    334.43%             297.44%            12.44%
   Nonperforming loans to
      total loans                                 0.38%               0.38%               --
   Total allowance for loan losses
      to total loans                              1.26%               1.33%            -5.36%
   Equity to assets at period end                 8.90%               9.18%            -3.01%



AT PERIOD END (IN 000S)
   Total assets                            $   273,509         $   240,086             13.92%
   Total deposits                              228,483             194,702             17.35%
   Net loans receivable                        199,380             177,044             12.62%
   Securities                                   50,545              42,839             17.99%
   Shareholders equity                          24,340              22,029             10.49%



(1) Per share data has been restated to reflect the five percent stock d ividend paid in 2003.


MIDDLEFIELD BANC CORP.
SUPPLEMENTAL DETAIL

                                               AS OF MARCH 31,
                                      -------------------------------
                                            2004             2003
                                      -------------------------------
BALANCE SHEET  (in 000s)
ASSETS

Cash and due from banks                   $  3,434         $  5,983
Federal funds sold                           5,505                0
Securities available for sale               49,233           38,050
Held to maturity securities                  1,312            4,788
                                          --------         --------
      Total cash and securities             59,484           48,822
Loans held for investment                  201,925          179,433
Loans held for sale                              0                0
                                          --------         --------
   Total loans                             201,925          179,433
Reserve for losses on loans                  2,545            2,390
Intangibles                                      0                0
Other real estate owned                          0                2
Premises and equipment                       6,707            6,720


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
Other assets                                 7,938            7,499
                                          --------         --------
   TOTAL ASSETS                           $273,509         $240,086
                                          ========         ========


                                                  AS OF MARCH 31,
                                     ------------------------------------------
                                             2004               2003
                                     ------------------------------------------
LIABILITIES
   Deposits                               $ 228,483           $ 194,702
   Federal funds purchased                        0               1,600
   Borrowed funds                            19,728              20,972
   Other liabilities                            958                 783
                                          ---------           ---------
      TOTAL LIABILITIES                   $ 249,169           $ 218,058
                                          ---------           ---------

EQUITY
   Common equity                          $  25,667           $  23,417
   Net unrealized gain
      (loss) on securities                      418                 357
   Treasury stock                            (1,745)             (1,745)
                                          ---------           ---------
      TOTAL EQUITY                        $  24,340           $  22,029
                                          ---------           ---------

      TOTAL LIABILITIES & EQUITY          $ 273,509           $ 240,086
                                          =========           =========


SUPPLEMENTAL DETAIL (CONTINUED)

INCOME STATEMENT

                                            FOR THE THREE MONTHS
                                                ENDED MARCH 31,
                                     ---------------------------------
                                           2004           2003
                                     ---------------------------------
Employee compensation and
   benefits expense                       $  920         $  646
Occupancy and equipment expense              239            179
Other general, administrative and
   other expense                             622            540
                                          ------         ------
Total noninterest expense                 $1,781         $1,365
                                          ======         ======



CHARGE-OFFS

                                                FOR THE THREE MONTHS
                                                   ENDED MARCH 31,
                                             -------------------------
                                                 2004      2003
                                             -------------------------
   Loan charge-offs                                $12     $18
   Recoveries on loans                               6       2
   Net loan charge-offs                              6      16